UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            ------------------------

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): August 12, 2008


                              IMMERSION CORPORATION
             (Exact name of registrant as specified in its charter)

                            ------------------------


           Delaware                  000-27969                94-3180138
------------------------------   ----------------   ----------------------------
 (State or other jurisdiction    (Commission File           (IRS Employer
       of incorporation)             Number)              Identification No.)

                            ------------------------


                                  801 Fox Lane
                           San Jose, California 95131
               (Address of principal executive offices) (Zip Code)

                            ------------------------

       Registrant's telephone number, including area code: (408) 467-1900


                                 Not Applicable
          (Former name or former address, if changed since last report)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

     (e) Effective July 30, 2008, the Compensation Committee (the "Committee") of the Board of Directors of Immersion Corporation ("Immersion") approved the terms of an executive incentive plan for fiscal 2008 (the "Bonus Plan") for Clent Richardson, Immersion's President and Chief Executive Officer. The Bonus Plan is intended to focus Mr. Richardson on Immersion's revenue, operating profit and gross margin goals and other business objectives, and to reward achievement of those goals. As previously disclosed in Mr. Richardson's offer letter, the Bonus Plan provides for a target bonus amount of $210,000 and a maximum bonus amount of $352,800.

     The Bonus Plan provides for a discretionary multiplier ranging from 0.80 to 1.20, based on overall performance. The Compensation Committee of Immersion's Board of Directors will determine the discretionary multiplier for Mr. Richardson's bonus.

     The actual bonus amount for Mr. Richardson is determined through measurements of both Immersion's corporate performance and Mr. Richardson's individual performance. Forty percent (40%) of the bonus is determined by a matrix of varying levels of GAAP adjusted revenue and GAAP adjusted operating profit (loss) that are achieved by Immersion in fiscal 2008; forty percent (40%) of the bonus is determined by achievement of a number of corporate initiatives, including the consummation of a strategic transaction that increases revenue and/or operating income within certain specified parameters, the implementation of an enterprise resource planning system, increasing the percentage of Immersion's total revenue that is derived from international sources and increasing the number of non-financial or administrative press releases issued by Immersion in 2008; and the remaining twenty percent (20%) of the bonus is determined by achievement of a number of individual management objectives, including assessment of the Company's overall business strategy, the development of growth initiatives for the Company's business units, and building relationships with the Company's customers, employees, investors and partners.

     Payment of the cash bonuses pursuant to the Bonus Plan is subject to Mr. Richardson's continued employment through the payment date, which is expected to occur on the next payroll period after on the later of: (a) 45 days after the end of the fiscal year; (b) the date on which Immersion's income statement for fiscal 2008 has been finalized, or (c) the date on which Immersion's earnings for fiscal 2008 have been publicly disclosed. Should Mr. Richardson resign from his employment prior to the payment date, or his employment is terminated prior to the payment date, he will not earn any payment under the Bonus Plan.

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         IMMERSION CORPORATION


Date: August 15, 2008                    By: /s/ Stephen M. Ambler
                                             -----------------------------------
                                             Stephen M. Ambler
                                             Chief Financial Officer and Vice
                                             President, Finance